13


As filed with the Securities Exchange                        Registration No.
Commission on May 1, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          --------------------------------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

          --------------------------------------------------------------
                            NATIONAL FUEL GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

          --------------------------------------------------------------

         New Jersey                                               13-1086010
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                  10 Lafayette Square, Buffalo, New York 14203
                                 (716) 857-7000
              (Address of registrant's Principal Executive Offices)

             -------------------------------------------------------------
     National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees
                            (Full Title of the Plan)

             --------------------------------------------------------------

                                RONALD J. TANSKI
                               10 Lafayette Square
                             Buffalo, New York 14203
                                 (716) 857-6981

                (Name, Address and Telephone Number of Agent For Service)

            --------------------------------------------------------------

                                   Copies to:

                                 KYLE G. STORIE
                               10 Lafayette Square
                             Buffalo, New York 14203
                                 (716) 857-7328


This Registration Statement on Form S-8 consists of 15 pages (including exhibits). The index to exhibits is set forth on sequentially numbered Page 14.


             C A L C U L A T I O N O F R E G I S T R A T I O N F E E


                                         Proposed      Proposed
                          Amount         Maximum       Maximum
Title of Each Class       to be .........Offering      Aggregate     Amount of
of Securities to be      Registered      Price Per     Offering    Registration
     Registered (1)     (Shares)(2)      Share (3)     Price            Fee

Common Stock            2,000,000        $35.125       $70,250,000  $24,222.20


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(3) Determined on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange, quotations for the last known sale on April 30, 1996, solely for the purposes of calculating the registration fee, in accordance with Rule 457(c) under the Securities Act of 1933.


                          E X P L A N A T O R Y N O T E

       This Registration Statement on Form S-8 covers the registration of 2,000,000 shares of National Fuel Gas Company Common Stock that may be offered or sold to certain employees of National and its subsidiaries pursuant to the terms of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (the "Plan").


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

                The following documents filed by National Fuel Gas Company (the "Company") and the Plan with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

                (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1995;

                (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995.

                (c) The Plan's Form 11-K Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934 for the period ended December 31, 1994.

       In addition, all documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company or the Plan pursuant to Section 13 or 15(d) of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K or the Plan's most recent Annual Report on Form 11-K, as the case may be, shall not be incorporated by reference in this registration statement or be a part hereof from and after the date of filing of such Annual Report on Form 10-K or Annual Report on Form 11-K, as the case may be.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

       The financial statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission).

Item 4.         Description of Securities

         The following is a brief summary of certain of the terms and provisions of the Company's Common Stock. This summary does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Company's Restated Certificate of Incorporation, as amended (Restated Certificate of Incorporation), and By-Laws, as amended, which are filed as exhibits hereto and incorporated herein by reference. Reference is also made to the Company's Debenture Indenture, as supplemented. No shares of Preferred Stock are currently outstanding.

                  Dividend Rights

                  The holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors, after payment of or provision for full cumulative dividends and sinking funds, if any, for outstanding Preferred Stock and subject to certain other limitations relating to outstanding indebtedness and Preferred Stock of the Company. In general, these limitations prohibit or restrict the amount of payment of cash dividends on, or purchase or redemption of, Common Stock in the following situations: (1) cumulative dividends on and amounts paid for purchase or redemption of Common and Preferred Stock since December 31, 1967 exceed or would exceed consolidated net income available for dividends for that same period plus $10 million plus any additional amount authorized or approved, upon application of the Company, by the Commission; (2) the sum of Common Stock capital and consolidated surplus (as adjusted) is or would become less than the aggregate involuntary liquidating value of outstanding Preferred Stock; or (3) Common Stock equity is or would become less than 25% of total consolidated capitalization (as defined). Under the most restrictive of these tests, $305,700,000 of consolidated retained earnings at September 30, 1995, was free of such limitations.

                  Voting Rights and Classification of the Board of Directors

                  The holders of Common Stock are entitled to one vote per share. Whenever dividends on all outstanding series of Preferred Stock are in default in an amount equivalent to four full quarterly dividends, and thereafter until such dividends are paid or declared and set aside for payment, the holders of all shares of Preferred Stock voting as a class are entitled to elect additional directors necessary to constitute a majority of the Board of Directors. The affirmative vote of the majority of the votes cast by the holders of the Common Stock is required for the merger or consolidation of the Company or for the sale of substantially all of its assets. In addition, approval of the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, is required for any such transaction unless the transaction is ordered, exempted, approved or permitted by the Commission. The Board of Directors is divided into three classes, each with, as nearly as possible, an equal number of directors.

                  Liquidation Rights

                  Upon any dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all of the Company's assets and funds remaining after payment of or provision for creditors and distribution of or provision for preferential amounts and unpaid accumulated dividends to holders of Preferred Stock.

                  Preemptive Rights

                  Holders of Common Stock and Preferred Stock have no preemptive right to purchase or subscribe for any shares of capital stock of the Company.

                  Business Combinations

                  The Company's Restated Certificate of Incorporation provides that certain conditions must be met before the consummation of any merger or other "Business Combination" by the Company or any of its subsidiaries with any stockholder who is directly or indirectly the beneficial owner of 5% or more of the Company's outstanding Common Stock (Substantial Stockholder) or with an affiliate of any such stockholder (Affiliate). The term Substantial Stockholder does not include the Company, any of its subsidiaries, or any Trustee holding Common Stock of the Company for the benefit of the employees of the Company or any of its subsidiaries pursuant to one or more employee benefit plans or arrangements. The conditions, which are in addition to those otherwise required by law, prescribe the minimum amount per share that must be paid to holders of Common Stock and the form of consideration paid, and require that the holders of Common Stock be furnished certain information about the Business Combination prior to voting on it. Business Combination, as defined in the Restated Certificate of Incorporation, generally means any of the following transactions: a merger, consolidation or share exchange; a sale, lease, exchange or other disposition of any assets in exchange for property having a fair market value of more than $10 million, if determined to be a Business Combination by certain directors of the Company in accordance with provisions of the Restated Certificate of Incorporation; the issuance or transfer of securities in exchange for property having a fair market value of more than $10 million, if determined to be a Business Combination by certain directors of the Company in accordance with provisions of the Restated Certificate of Incorporation; the adoption of a plan of liquidation or dissolution of the Company; or any reclassification of securities, recapitalization or reorganization that has the effect of increasing the proportionate share of the outstanding shares of any class of securities of the Company that is owned by any Substantial Stockholder or by any Affiliate of a Substantial Stockholder. The approval of at least three-fourths of the entire Board of Directors or, in the event that the Board of Directors consists of directors elected by the holders of Preferred Stock, the approval of a majority of the entire Board, is required to amend or repeal the classified board or business combination provisions contained in the Restated Certificate of Incorporation.

                  Listing

                  The Common Stock is, and will be, listed on the New York Stock Exchange.

                  Transfer Agent and Registrar

                  The transfer agent and registrar for the Common Stock is Chemical Bank, New York, New York.

Item 5.         Interests of Named Experts and Counsel.

                To the best knowledge of the Registrant, no expert or counsel named herein or in the Information Statement delivered pursuant to the requirements of Part I of the Registration Statement has any substantial interest, direct or indirect, in any matter connected with this Registration Statement and the preparation and filing thereof.

Item 6.         Indemnification of Officers and Directors.

                  Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides as follows:

                  "No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto."

                  Article II, Paragraph 8 of the By-Laws of the Company provides as follows:

                  "A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.

                  B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

                  C. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."

         Section 14A:3-5 of the New Jersey Statutes (N.J.S.) Annotated provides:


                      INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

                  (1)      As used in this section,

                                     (a)  "Corporate  agent"  means any person
          who is or was a  director,  officer,
         employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

                                     (b) "Other enterprise" means any domestic
         or foreign  corporation,  other than
         the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

                                     (c)  "Expenses" means reasonable costs,
        disbursements and counsel fees;

                                     (d)   "Liabilities"   means  amounts  paid
         or  incurred  in  satisfaction  of
         settlements, judgments, fines and penalties;

                                     (e) "Proceeding" means any pending,
         threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

                                     (f)  References  to  "other  enterprises"
         include  employee  benefit  plans;
         references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                            (2)     Any  corporation  organized for any purpose
under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

                                     (a) such  corporate  agent  acted in good
faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

                                     (b) with  respect to any  criminal
         proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

         This termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs N.J.S. 14A:3-5(2)(a) and N.J.S.
         14A:3-5(2)(b).

                  (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

                            (4)     Any  corporation  organized for any purpose
under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections N.J.S. 14A:3-5(2) and N.J.S. 14A:3-5(3) or in defense of any claim, issue or matter therein.

                            (5)     Any indemnification under  subsection N.J.S.
14A:3-5(2) and, unless ordered by a court, under subsection N.J.S. 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection N.J.S. 14A:3-5(2) or subsection N.J.S. 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

                                     (a) by the board of  directors  or a
         committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                                     (b) if such a  quorum  is not  obtainable,
         or,  even if  obtainable  and such
         quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

                            (c)  by  the   shareholders  if  the  certificate
         of  incorporation  or  bylaws  or  a
         resolution of the board of directors or of the shareholders so directs.

                   (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

                   (7)(a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection N.J.S. 14A:3-5(4) or permitted under subsections N.J.S. 14A:3-5(2), N.J.S. 14A:3-5(3) and N.J.S. 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

                            (i) may award indemnification to the extent authorized under subsections N.J.S. 14A:3-5(2) and N.J.S. 14A:3-5(3) and shall award indemnification to the extent required under subsection N.J.S. 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection N.J.S. 14A:3-5(5); and

                            (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection N.J.S. 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

                   (b)     Application for such indemnification may be made

                            (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

                            (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

         The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

         (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

                   (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

                   (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

                   (11) Except as required by subsection N.J.S. 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

                   (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

        Item 8. Exhibits.

                Following is a list of all applicable exhibits filed with this Registration Statement pursuant to the requirements of Item 601 of Regulation S-K:

     Exhibit

       4.1      Restated  Certificate  of  Incorporation  of  National  Fuel Gas
                Company, dated March 15, 1985 (Exhibit 10-00, Form 10-K for fiscal year ended September 30, 1991 in File No. 1-3880).

       4.2 Certificate of Amendment of Restated Certificate of Incorporation of National Fuel Gas Company, dated March 9, 1987 (Exhibit 3.1 to Form 10-K for fiscal year ended September 30, 1995 in File No. 1-3880).

       4.3 Certificate of Amendment of Restated Certificate of Incorporation of National Fuel Gas Company, dated February 22, 1988 (Exhibit 3.2 to Form 10-K for fiscal year ended September 30, 1995 in File No. 1-3880).

       4.4      Certificate   of   Amendment   of   Restated    Certificate   of
                Incorporation, dated March 17, 1992 (Exhibit EX-3(a), Form 10-K for fiscal year ended September 30, 1992 in File No. 1-3880).

       4.5 National Fuel Gas Company By-Laws as amended through June 9, 1994 (Exhibit 3.1, Form 10-K for fiscal year ended September 30, 1994 in File No. 1-3880).

       4.6 Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly
                Irving Trust Company) (Exhibit 2(b) in File No. 2-51796)

       4.7 Ninth Supplemental Indenture dated as of January 1, 1990, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit EX-4.4, Form 10-K for fiscal year ended September 30, 1992 in File No. 1-3880)

       4.8 Tenth Supplemental Indenture dated as of February 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a), Form 8-K dated February 14, 1992 in File No. 1-3880)

       4.9 Eleventh Supplemental Indenture dated as of May 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(b), Form 8-K dated February 14, 1992 in File No. 1-3880)

       4.10 Twelfth Supplemental Indenture dated as of June 1, 1992, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(c), Form 8-K dated June 18, 1992 in File No. 1-3880)

       4.11 Thirteenth Supplemental Indenture dated as of March 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4(a)(14) in File No. 33-49401)

       4.12 Fourteenth Supplemental Indenture dated as of July 1, 1993, to Indenture dated as of October 15, 1974, between the Company and The Bank of New York (formerly Irving Trust Company) (Exhibit 4.1, Form 10-K for fiscal year ended September 30, 1993 in File No. 1-3880)

       5.1      Opinion of Counsel, Stryker, Tams & Dill.

       5.2 Internal Revenue Service determination letter dated December 14, 1995 that the Plan is qualified under Section 401 of the Internal Revenue Code.

       23.1     Consent of Price Waterhouse LLP.

       23.2     Consent of Stryker, Tams & Dill (contained in Opinion at Exhibit
                5.1).

       24.1     Power of Attorney (included in signature page hereto).



Item 9.         Undertakings.

                The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus (as defined in Part I of Form S-8) any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that clauses (1)(i) and (1)(ii) do not apply to this registration statement on Form S-8 if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       The Company has purchased and maintains insurance coverage under a policy insuring directors and officers of the Company, which may include coverage for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

       Each of the undersigned officers and directors of National Fuel Gas Company hereby constitutes and appoints Philip C. Ackerman and Ronald J. Tanski, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below, and to file with the
Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints Philip C. Ackerman and Ronald J. Tanski, and each of them severally, its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on the 30th day of April, 1996.

                              NATIONAL FUEL GAS COMPANY



                              By:  /s/Bernard J. Kennedy
                                  Bernard J. Kennedy, Chairman of the Board
                                  President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                 Title                                   Date

/s/Bernard J. Kennedy         Chairman of the Board, President,         4/30/96
Bernard J. Kennedy            Chief Executive Officer and Director


/s/Philip C. Ackerman         Senior Vice President, Principal          4/30/96
Philip C. Ackerman            Financial Officer and Director


/s/Joseph P. Pawlowski        Treasurer and Principal
Joseph P. Pawlowski           Accounting Officer                        4/30/96


/s/Robert T. Brady            Director                                  4/30/96
Robert T. Brady


/s/David N. Campbell          Director                                  4/30/96
David N. Campbell


/s/William J. Hill            Director                                 4/30/96
William J. Hill


/s/Luiz F. Kahl               Director                                 4/30/96
Luiz F. Kahl


/s/Bernard S. Lee             Director                                 4/30/96
Bernard S. Lee


/s/Eugene T. Mann             Director                                 4/30/96
Eugene T. Mann


/s/Leonard Rochwarger         Director                                 4/30/96
Leonard Rochwarger


/s/George H. Schofield        Director                                 4/30/96
George H. Schofield


                                POWER OF ATTORNEY

The Plan hereby appoints Philip C. Ackerman and Ronald J. Tanski, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on April 30, 1996.



                                By:  /s/Philip C. Ackerman
                                    Philip C. Ackerman, a member of the
                                    National  Fuel Gas Company Tax-Deferred
                                    Savings Plan for Non-Union Employees
                                    Committee


                                INDEX TO EXHIBITS


                                                                               If not filed herein,
     Exhibit No.  Description of Document                              incorporated by reference to
        4.1     Restated Certificate of Incorporation                  Exhibit 10-00 to the Company's Annual
                                                                       Report on Form 10-K for fiscal year ended
                                                                       September 30, 1991.

        4.2     Certificate of Amendment of Restated                   Exhibit 3.1 to the Company's Annual
                Certificate of Incorporation                           Report on Form 10-K for fiscal year ended
                                                                       September 30, 1995 in File No. 1-3880.

        4.3     Certificate of Amendment of Restated                   Exhibit 3.2 to the Company's Annual
                Certificate of Incorporation                           Report on Form 10-K for fiscal year ended
                                                                       September 30, 1995 in File No. 1-3880.

        4.4     Certificate of Amendment of Restated                   Exhibit EX-3(a) to the Company's Annual
                Certificate of Incorporation                           Report on Form 10-K for fiscal year ended
                                                                       September 30, 1992.

        4.5     Company's By-Laws                                      Exhibit 3.1 to the Company's Annual
                                                                       Report on Form 10-K for fiscal year ended
                                                                       September 30, 1994.

        4.6     Indenture dated as of October 15, 1974,                Exhibit 2(b) in File No. 2-51796.
                between the Company and The Bank of
                New York (formerly Irving Trust Company)

        4.7     Ninth Supplemental Indenture dated                     Exhibit EX-4.4, Form 10-K for fiscal
                 as of January 1, 1990, to Indenture dated             year ended September 30, 1992 in
                as of October 15, 1974, between the                    File No. 1-3880.
                Company and The Bank of New York
                (formerly Irving Trust Company)

        4.8     Tenth Supplemental Indenture dated as of               Exhibit 4(a), Form 8-K dated February 14,
                February 1, 1992, to Indenture dated as of             1992 in File No. 1-3880.
                October 15, 1974, between the Company
                and The Bank of New York (formerly Irving
                Trust Company)

        4.9     Eleventh Supplemental Indenture dated as of            Exhibit 4(b), Form 8-K dated February 14,
                May 1, 1992, to Indenture dated as of                  1992 in File No. 1-3880.
                October 15, 1974, between the Company and
                The Bank of New York (formerly Irving Trust
                Company)

        4.10    Twelfth Supplemental Indenture dated as of             Exhibit 4(c), Form 8-K dated June 18,
                June 1, 1992, to Indenture dated as of                 1992 in File No. 1-3880.
                October 15, 1974, between the Company
                and The Bank of New York (formerly Irving
                Trust Company)


        4.11    Thirteenth Supplemental Indenture dated as of          Exhibit 4(a)(14) in File No. 33-49401.
                March 1,  1993,  to  Indenture  dated as of
                October  15,  1974, between the Company  and
                The Bank of New York  (formerly  Irving
                Trust Company)

        4.12    Fourteenth Supplemental Indenture dated as of          Exhibit 4.1, Form 10-K for fiscal year
                ended
                July 1, 1993, to Indenture dated as of October 15,     September 30, 1993 in File No. 1-3880.
                1974, between the Company and The Bank of New
                York (formerly Irving Trust Company)

       5.1      Opinion of Counsel,                                    Filed herewith.
                Stryker, Tams & Dill

       5.2      Internal Revenue Service                               Filed herewith.
                determination letter

       23.1     Consent of Price Waterhouse LLP.                       Filed herewith.

       23.2     Consent of Stryker, Tams & Dill                        Contained in Opinion at Exhibit 5.1.

       24.1     Power of Attorney                                      Filed herewith.
                (included in signature page hereto)